Exhibit 10.1

CENTRAL GARDEN & PET COMPANY

2003 OMNIBUS EQUITY INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT

THIS AGREEMENT is made as of this      day of                 , 20    , between Central Garden & Pet Company, a Delaware corporation (the “Company”) and (the “Employee”). The Company hereby awards to Employee Performance Units under the Company’s 2003 Omnibus Equity Incentive Plan (as amended and restated from time to time, the “Plan”). Each Performance Unit awarded under this Performance Unit Agreement (the “Agreement”) consist of the right to receive one (1) share of Class A common stock of the Company (a “Share” or the “Shares”). The Grant Date is the date of this Agreement (the “Grant Date”). Subject to the provisions of Appendix A of this Agreement (“Appendix A”) (attached) and of the Plan, the principal features of this award are as follows:

Number of Performance Units at Target Performance: [         (#)]

Performance Period: [INSERT PERFORMANCE PERIOD]

Performance Goals: The actual number of Shares to be earned under this award will be determined based on the performance goals set forth in Appendix B which shall be separately provided to Employee by the Company (the “Performance Goals”). Such Performance Goals and the extent to which they have been achieved will be determined by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), in its sole discretion. The number of Shares earned on account of performance shall be determined in accordance with the applicable performance curve(s) set forth in Appendix B which shall be separately provided to Employee by the Company.

As provided in the Plan, this Agreement and Appendix A, this Award may terminate before the end of the Performance Period. For example, if Employee’s employment ends before the end of the Performance Period, this Award will terminate at the same time as such termination unless an exception applies as set forth in Appendix A. Important additional information on vesting and forfeiture of the Performance Units covered by this Award is contained in paragraphs 2 through 6 of Appendix A.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan.

PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT. YOU CAN REQUEST A COPY OF THE PLAN BY CONTACTING THE CORPORATE HUMAN RESOURCES OFFICE IN WALNUT CREEK, CALIFORNIA. TO THE EXTENT ANY CAPITALIZED TERMS USED IN APPENDIX A ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

CENTRAL GARDEN & PET COMPANY		EMPLOYEE

By:
	Name:	[NAME]
Title:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE UNITS

1. Award. The Company hereby awards to the Employee under the Plan as a separate incentive in connection with his or her employment, and not in lieu of any salary or other compensation for his or her services, a target award of [         (#)] Performance Units (the “Target Amount”) on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.

2. Vesting. To the extent that the Performance Goals are achieved and Shares are earned (which may range from [        (#) to          (#)]), as determined and certified by the Committee, then the earned Shares shall be paid as soon as reasonably practicable after the end of the Performance Period but in no event later than March 15 of the year immediately following the end of the Performance Period (the “Settlement Date”), provided that Employee shall have been continuously employed by the Company or by one of its Affiliates as an employee (not including any period of consultancy unless the Committee expressly agreed to the contrary) from the Grant Date through the last day of the Performance Period (the “Employment Requirement”); provided, however, with respect to any Performance Units subject to Section 409A of the Code, the Settlement Date shall be between January 1 and March 15 of the year immediately following the end of the Performance Period. For the avoidance of doubt, in the event that the Employment Requirement is waived pursuant to paragraph 3 or 5, payout of the Performance Units shall continue to depend on the extent to which the Performance Goals are achieved and Shares are earned, as determined and certified by the Committee.

3. Committee Discretion. The Committee, in its absolute discretion, may waive the Employment Requirement with respect to all or any portion of the Performance Units at any time.

4. Forfeiture. Except as provided in paragraphs 3 or 5, and notwithstanding any contrary provision of this Agreement, in the event that Employee ceases to be continuously employed by the Company or by one of its Affiliates through the last day of the Performance Period, the Performance Units shall thereupon be forfeited.

5. Death or Disability of Employee. In the event of the Employee’s death prior to Employee’s Termination of Employment or Termination of Employment due to permanent and total disability within the meaning of Section 22(e)(3) of the Code (which shall constitute a “separation from service” within the meaning of Section 409A of the Code) (“Disability Termination”), the Target Amount of Performance Units shall be deemed earned and vested in full upon such Termination of Employment and shall be settled as soon as practicable (and, therefore, the Settlement Date shall be accelerated to such date) in the calendar year of the Employee’s death or Disability Termination. If (i) Employee is subject to U.S. income tax, and (ii) Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of such Disability Termination then, to the extent necessary to avoid taxation under Section 409A of the Code, the settlement of such accelerated Performance Units will not be made until the date six (6) months and one (1) day following the date of such termination, unless the Employee dies following such termination prior to such time, in which case, the Performance Units will be settled to the Employee’s estate (or beneficiary) upon his or her death, subject to paragraph 7. Any distribution or delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if either no beneficiary survives the Employee or the Committee does not permit beneficiary designations, to the administrator or executor of the Employee’s estate. Any designation of a beneficiary by the Employee shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Settlement of Performance Units.

(a) Status as a Creditor. Prior to settlement of any vested Performance Units, the Performance Units will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Employee is an unsecured general creditor of the Company, and settlement of vested Performance Units is subject to the claims of the Company’s creditors.

(b) Form and Timing of Settlement. Performance Units will automatically be settled in the form of Shares on the Settlement Date to the extent earned in accordance with the terms hereof. Fractional Shares will not be issued with respect to Performance Units. If the number of Shares that would otherwise be earned and settled contains a fractional Share, the number of Shares issued will be rounded down to the nearest whole Share. The value of the fractional share earned but not issued will be added to the amount remitted to satisfy any applicable Tax Liability pursuant to paragraph 7 below.

7. Tax Liability and Withholding. The Company or one if its Affiliates shall assess applicable tax liability and requirements in connection with the Employee’s participation in the Plan, including, without limitation, tax liability associated with the grant or settlement of Performance Units or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or the Affiliate’s actions in this regard, the Employee hereby acknowledges and agrees that the Tax Liability shall be the Employee’s responsibility and liability. The Employee acknowledges that the Company’s obligation to issue or deliver Shares shall be subject to satisfaction of the Tax Liability. Unless otherwise determined by the Company, the Tax Liability shall be satisfied by the Company’s withholding all or a portion of any Shares that otherwise would be issued to the Employee upon settlement of the vested Performance Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations (minimum tax withholding obligations if necessary to avoid adverse accounting consequences). Such withheld Shares shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. The Company or one if its Affiliates may, at their discretion, use other methods to satisfy the Tax Liability. Furthermore, the Employee agrees to pay the Company or the Affiliate any Tax Liability that cannot be satisfied by the foregoing methods.

8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any Performance Units (whether vested or unvested) unless and until such Performance Units are settled in Shares and certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. After such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. Acknowledgments. The Employee acknowledges and agrees to the following:

•	The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time;

•

The grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of the Performance Units even if the Performance Units have been granted repeatedly in the past;

•

All determinations with respect to such future Performance Units, if any, including but not limited to, the times when the Performance Units shall be granted or when the Performance Units shall vest, will be at the sole discretion of the Committee;

•	The Employee’s participation in the Plan is voluntary;

•

The value of the Performance Units is an extraordinary item of compensation, which is outside the scope of the Employee’s employment contract (if any), except as may otherwise be explicitly provided in the Employee’s employment contract (if any);

•

The Performance Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits;

•	The future value of the Shares is unknown and cannot be predicted with certainty;

•	No claim or entitlement to compensation or damages arises from the diminution in value of the Performance Units or Shares;

•	Neither the Plan nor the Performance Units shall be construed to create an employment relationship where any employment relationship did not otherwise already exist;

•

Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee under applicable law;

•	The transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment;

•

Nothing herein contained shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

10. Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s Class A common stock shall be increased, reduced or otherwise changed, the Performance Units shall, subject to Section 409A of the Code, be properly adjusted.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 1340 Treat Blvd., Suite 600, Walnut Creek, CA 94597 or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address set forth beneath the Employee’s signature hereto, or at such other address as the Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

12. Restrictions on Transfer. Except as provided in paragraph 5 above, this award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this award and the rights and privileges conferred hereby shall immediately become null and void. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to this Agreement has been registered under the Securities Act of 1933, as amended (the “1933 Act””) or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law. Stock certificates evidencing the Shares issued pursuant to this Agreement, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable laws or pursuant to this Agreement.

13. Binding Agreement. Subject to the limitation on the transferability of this award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Conditions for Issuance of Certificates for Stock. The Shares deliverable to the Employee upon settlement of vested Performance Units may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Subject to Section 409A of the Code, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the approval or other clearance from any state or federal governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Settlement Date as the Committee may establish from time to time for reasons of administrative convenience.

15. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

16. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Severability. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20. Amendment, Suspension or Termination of the Plan. By accepting this award, the Employee expressly warrants that he or she has received a right to an equity-based award under the Plan, and has received, read, and understood the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

21. Authorization to Release and Transfer Necessary Personal Information. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that the Company and the Affiliates may hold certain personal information about the Employee including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Performance Units or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Employee’s participation in the Plan (the “Data”). The Employee understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Performance Units under the Plan or with whom Shares acquired pursuant to the Performance Units or cash from the sale of such Shares may be deposited. Furthermore, the Employee acknowledges and understands that the transfer of the Data to the Company or the Affiliates or to any third parties is necessary for his or her participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Employee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Employee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Performance Units, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, effective as of the day and year first above written.

CENTRAL GARDEN & PET COMPANY

By:
Name:
Title:

EMPLOYEE

[NAME]

Address:

Social Security Number

APPENDIX B

PERFORMANCE GOALS

[To Be Separately Provided]